UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant  ☒Filed by a party other than the Registrant  ☐
Check the appropriate box:
☐Preliminary Proxy Statement
☐Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐Definitive Proxy Statement
☒Definitive Additional Materials
☐Soliciting Material Pursuant to § 240.14a-12

SEI INVESTMENTS COMPANY
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒No fee required.
☐Fee paid previously with preliminary materials.
☐Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.
Supplement to Definitive Proxy Statement Filed on April 14, 2025
For the Annual Meeting of Shareholders to be Held on May 28, 2025
This Supplement is dated May 7, 2025
On April 14, 2025, SEI Investments Company (“SEI,” “the Company,” “we,” or “our”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission in connection with its virtual-only
2025 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on May 28, 2025.
SEI is providing this supplement to correct an inadvertent error in the QR Code contained in the Notice of
Annual Shareholders Meeting on page 2 of the Proxy Statement. The corrected QR Code is set forth below.
In addition, the Proxy Statement contained inadvertent omissions of language on pages 14 and 16, which are corrected below by adding the bolded and underlined language to the specified paragraphs:
On page 14, the paragraph headed “Qualifications” in the biography of director Jonathan A. Brassington is corrected as follows:
Qualifications
Mr. Brassington has deep expertise in the use of digital technologies to transform the wealth management sector gained from his experience providing strategic advisory and technology transformation services to many asset and wealth management firms, including five of the seven largest global asset managers. He has also advised venture and private equity firms on new and existing fintech investments, giving him insight into the opportunities and challenges faced by SEI’s investment and wealth management business, as well as the Company’s clients.
On page 16, the paragraph in the biography of director and Chief Executive Officer Ryan A. Hicke headed
“Qualifications” is corrected as follows:
Qualifications
Mr. Hicke’s history and experience across the Company expose him to the needs and challenges of our clients on a daily basis, while sitting on our Executive team for many years has given him insight into strategically managing and running the Company.
This supplement should be read in conjunction with the Proxy Statement and does not modify or update any disclosures presented in the Proxy Statement. In addition, this supplement does not reflect events occurring after the date of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events.
Your vote is important. Whether or not you plan to attend the Annual Meeting, SEI urges shareholders to vote and submit their proxies in advance of the meeting by one of the methods described in these proxy materials.
We will provide without charge to any person from whom a proxy is solicited by our Board, upon the written request of such person, a copy of our 2024 Annual Report on Form 10-K, including the financial statements and schedules thereto, required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the
Securities Exchange Act of 1934, as amended. Any such requests should be directed to Michael Peterson, General
Counsel, at our principal offices at 1 Freedom Valley Drive, Oaks, PA 19456-1100, phone: (610) 676-1000.
VOTING INFORMATION
Detailed information regarding voting procedures can be found in the Proxy Statement, as amended by this supplement, and on the proxy card.
If you have not voted yet, you can vote your shares before the Annual Meeting or during the Annual Meeting, as described in the Proxy Statement, as amended by this supplement.
If you have already voted and do not wish to change your vote, you do not need to do anything. Your vote will be tabulated as you instructed at the Annual Meeting. If you have already voted and wish to change your vote, you have the power to revoke your proxy and change your vote before the Annual Meeting. If you hold your shares in street name, you must follow the instructions of your broker, bank, or other nominee to revoke your proxy. Any record
Shareholder giving a proxy or other voting instruction has the right to revoke it by providing written notice of revocation to our Secretary at our principal offices at 1 Freedom Valley Drive, Oaks, PA 19456-1100, phone: (610) 676-1000.